Exhibit 99.1

GROUP AGREEMENT

This Agreement (this “Agreement”) is made and entered into as of September 29, 2017, by and among (i) Etude Capital LLC, CapLab Partners LP, Capital Laboratories Inc., and Steven I. Stein (collectively, “Etude”) and (ii) BLR Partners LP (“BLR Partners”), BLRPart, LP, BLRGP Inc., Fondren Management, LP, FMLP Inc., The Radoff Family Foundation (the “Radoff Foundation”) and Bradley L. Radoff (collectively, “Fondren” and together with Etude, each a “Party”, and collectively, the “Parties” or the “Group”).

WHEREAS, certain of the undersigned are stockholders, direct or beneficial, of OHA Investment Corporation, a Maryland corporation (the “Company”);

WHEREAS, the Parties desire to form the Group for the purpose of (i) engaging in discussions with the Company regarding means to enhance stockholder value and corporate governance, (ii) taking all other action necessary to achieve the foregoing and (iii) taking any other actions the Group determines to undertake in connection with their respective investment in the Company.

NOW, IT IS AGREED, this 29th day of September 2017 by the Parties hereto:

1.                  In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of the undersigned agrees to the joint filing on behalf of each of them of statements on Schedule 13D, and any amendments thereto, with respect to the securities of the Company to the extent required by applicable law. Each member of the Group shall be responsible for the accuracy and completeness of its own disclosure therein, and is not responsible for the accuracy and completeness of the information concerning the other members of the Group, unless such member knows or has reason to know that such information is inaccurate.

2.                  So long as this Agreement is in effect, each of the undersigned shall provide written notice to Olshan Frome Wolosky LLP (“Olshan”), such notice to be given no later than 24 hours after each such transaction, of (i) any of their purchases or sales of securities of the Company, or (ii) any securities of the Company over which they acquire or dispose of beneficial ownership; provided, however, that each Party agrees not to purchase or sell securities of the Company or otherwise increase or decrease its economic exposure to or beneficial ownership over the securities of the Company if it reasonably believes that, as a result of such action, the Group or any member thereof would be likely to be required to make any regulatory filing (including, but not limited to, a Schedule 13D amendment, Form 3 or Form 4 with the Securities and Exchange Commission (the “SEC”)) without using its reasonable efforts to give the other members of the Group at least 24 hours prior written notice; provided, further, that prior to the completion of the Company’s 2018 annual meeting of stockholders, no Party shall (i) buy, or increase any beneficial ownership over, any securities of the Company if, as a result of such action, the Group would beneficially own more than 9.9% of the Company's common stock, or (ii) sell, or dispose of any beneficial ownership over, any securities of the Company, in each case without the prior consent of each of the other Parties (with each Party being able to give or withhold its consent in its sole discretion). For purposes of this Agreement, the term “beneficial ownership” shall have the meaning of such term set forth in Rule 13d-3 under the Exchange Act.

3.                  Each of the undersigned agrees to form the Group for the purpose of (i) engaging in discussions with the Company regarding means to enhance stockholder value and corporate governance, (ii) taking all other action necessary to achieve the foregoing and (iii) taking any other actions the Group determines to undertake in connection with their respective investment in the Company.

4.                  Fondren and Etude shall have the right to pre-approve all expenses and costs (including all legal fees and costs) incurred in connection with the Group’s activities (the “Expenses” and such Expenses relating to legal fees and costs, the “Legal Expenses”). Fondren agrees to pay all such pre-approved Legal Expenses. With respect to all other Expenses, Etude and Fondren agree to pay its pro rata portion of all such pre-approved Expenses based on the number of shares in the aggregate beneficially owned by such Party. The pro rata distribution shall be adjusted each month based on each Party’s respective ownership percentage as of the last day of the preceding month. Any reimbursement from the Company regarding the Expenses paid pursuant to this Section 4 shall be split by the Parties in proportion to the Expenses paid pursuant to this Section 4; provided, however, that Fondren shall be entitled to any reimbursement from the Company regarding the Legal Expenses paid pursuant to this Section 4. In addition, Fondren hereby agrees to pay to Etude 10% of all realized profits (net of all Legal Expenses) of BLR Partners and Radoff Foundation with respect to their investment in the Company.

5.                  Each of the Parties hereto agrees that any SEC filing, press release, Company communication or stockholder communication proposed to be made or issued by the Group or any member of the Group in connection with the Group’s activities shall be as directed jointly by all the members of the Group, and each member of the Group shall be provided written notice of and a reasonable opportunity to review and comment upon any SEC filing, press release, Company communication, stockholder communication, or any proposed agreement or negotiating position with respect to the Company. The Parties hereby agree to work in good faith to resolve any disagreement that may arise between or among any of the members of the Group concerning decisions to be made, actions to be taken or statements to be made in connection with the Group's activities. Should any disagreement arise that cannot be resolved between any of the members of the Group concerning decisions to be made or actions to be taken or statements to be made in connection with the Group’s activities, any dissatisfied member shall have a 24-hour opportunity to withdraw from the Group prior to making further public or private communications on behalf of the Group. In the absence of disagreement, all members of the Group shall have joint discretion over the content and timing of public or private communications and negotiating positions taken on behalf of the Group.

6.                  The relationship of the Parties hereto shall be limited to carrying on the business of the Group in accordance with the terms of this Agreement. Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such business as described herein. Nothing herein shall be construed to authorize any Party to act as an agent for any other party, or to create a joint venture or partnership, or to constitute an indemnification. Each Party agrees to use its reasonable efforts to avoid taking any action that may cause any other person or entity to be deemed to be a member of the Group without the prior consent of each of the other Parties. Nothing herein shall restrict any Party’s right to purchase or sell securities of the Company, as it deems appropriate, in its sole discretion, provided that all such purchases and sales are made in compliance with all applicable securities laws and the provisions of this Agreement.

7.                  This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

8.                  This Agreement is governed by and will be construed in accordance with the laws of the State of New York. In the event of any dispute arising out of the provisions of this Agreement or their investment in the Company, the Parties hereto consent and submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the Borough of Manhattan or the courts of the State of New York located in the County of New York.

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9.                  The Parties’ rights and obligations under this Agreement (other than the rights and obligations set forth in Section 4 (solely with respect to Expenses incurred prior to the termination of the Agreement) and Section 8 which shall survive any termination of this Agreement) shall terminate immediately after the conclusion of the activities set forth in Section 3 or as otherwise agreed to by the Parties. Notwithstanding the foregoing, any Party hereto may terminate his/its obligations under this Agreement on 24 hours’ written notice to all other Parties, with a copy by fax to Steve Wolosky at Olshan, Fax No. (212) 451-2222.

10.              Each Party acknowledges that Olshan shall act as counsel for the Group and each of Etude and Fondren relating to their investment in the Company.

11.              Each of the undersigned Parties hereby agrees that this Agreement shall be filed as an exhibit to any Schedule 13D required to be filed under applicable law pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

[Signature page follows]

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the day and year first above written.

Etude Capital LLC

By:	/s/ Steven I. Stein
	Name:	Steven I. Stein
	Title:	President

CapLab Partners LP

By:	Capital Laboratories Inc. General Partner

By:	/s/ Steven I. Stein
	Name:	Steven I. Stein
	Title:	President and Sole Director

Capital Laboratories, Inc.

By:	/s/ Steven I. Stein
	Name:	Steven I. Stein
	Title:	President and Sole Director

/s/ Steven I. Stein
Steven I. Stein

BLR Partners LP

By:	BLRPart, LP General Partner

By:	BLRGP Inc. General Partner

By:	/s/ Bradley L. Radoff
	Name:	Bradley L. Radoff
	Title:	Sole Director

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BLRPart, LP

By:	BLRGP Inc. General Partner

By:	/s/ Bradley L. Radoff
	Name:	Bradley L. Radoff
	Title:	Sole Director

BLRGP Inc.

By:	/s/ Bradley L. Radoff
	Name:	Bradley L. Radoff
	Title:	Sole Director

Fondren Management, LP

By:	FMLP Inc. General Partner

By:	/s/ Bradley L. Radoff
	Name:	Bradley L. Radoff
	Title:	Sole Director

FMLP Inc.

By:	/s/ Bradley L. Radoff
	Name:	Bradley L. Radoff
	Title:	Sole Director

The Radoff Family Foundation

By:	/s/ Bradley L. Radoff
	Name:	Bradley L. Radoff
	Title:	Director

/s/ Bradley L. Radoff
Bradley L. Radoff

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